UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2009

ALLIANCE FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

New York	000-15366	16-1276885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Madison Street, Syracuse, New York	13202
(Address of principal executive offices)	(Zip Code)

(315) 475-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 24, 2009, the Compensation Committee and the Board of Directors of Alliance Financial Corporation (“the Company”), the holding company for Alliance Bank, N.A., approved a discretionary modification of the vesting schedule of restricted stock awards granted to all participating employees under the 1998 Long-term Incentive Compensation Plan (the “Plan”). All restricted stock grants under the Plan have been issued with a seven year cliff-vesting schedule, whereby no vesting occurs until the seventh anniversary of the date of the grant, and on the seventh anniversary, the grant fully vests.

The modification provided for the immediate vesting of all restricted shares which would have vested as of November 24, 2009 had the original cliff-vesting schedule instead been a pro-rata vesting schedule. The modification did not change the seven year cliff-vesting schedule for the remaining unvested shares held by Plan participants.

The number of unvested restricted shares that vested for the Company’s Named Executive Officers (as determined by reference to the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 14, 2009) were 8,429, 6,821, 1,714, 5,071, 5,643 shares for Jack H. Webb, John H. Watt, J. Daniel Mohr, James W. Getman and Steven G. Cacchio, respectively.

Item 8.01	OTHER EVENTS

On December 1, 2009, the Company announced that its Board of Directors declared a quarterly dividend of $0.28 per common share. The dividend is payable on January 4, 2010 to shareholders of record on December 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE FINANCIAL CORPORATION

Date: December 1, 2009	By:	/s/ J. Daniel Mohr
J. Daniel Mohr Treasurer and CFO